EXHIBIT 10.29
January 26, 2010
Mr. David Carlson
Chief Financial Officer
LaCrosse Footwear, Inc.
17634 NE Airport Way
Portland, OR 97230
Mr. David Carlson
Chief Financial Officer
Danner, Inc.
17634 NE Airport Way
Portland, OR 97230

Re:	Amended and Restated Credit Agreement between LaCrosse Footwear, Inc.
(“Borrower”) and Wells Fargo Bank, National Association (“Lender”), dated as of March 1, 2009, as amended (“Credit Agreement”)
Dear Dave:
     This letter confirms that, the provisions of the Loan Documents to the contrary notwithstanding:
     (a) We hereby grant our approval of the payment in calendar year 2010 of regular and special dividends not exceeding $10,000,000 in total.
     (b) We hereby grant our approval to Borrower and/or Danner, Inc. (“Danner”) making investments in tenant improvements and other fixed assets in calendar year 2010 in connection with the move of the Borrower/Danner Portland factory to a new facility at 18201 NE Portal Way, Portland, Oregon 97230, and the move of the Portland factory outlet store to a new facility at 12021 NE Airport Way, Suite B, Portland, Oregon 97220, and making investments in other fixed assets; provided, the total investments in fixed assets by Borrower, Danner and Borrower’s other Material Subsidiaries, for all purposes in calendar years 2009 and 2010, shall not exceed $15,000,000 combined for the two years.
     (c) DP Partners Portland I, LLC (“DP Partners”), which is leasing the new factory facility at 18201 NE Portal Way, Portland, Oregon 97230, to Borrower and Danner, will be obtaining a loan from the Portland Development Commission (“PDC”) in the approximate amount of $800,000. DP Partners will be using the proceeds of such loan for purposes of (i) acquiring a perpetual, exclusive easement over an adjoining 1.17 acre parcel of property, and (ii) constructing a parking lot thereon for Borrower and Danner (as the factory facility does not have sufficient parking). We hereby grant our approval to Borrower and Danner entering into a Parking Lot Lease with DP Partners, wherein DP Partners will be leasing the new parking lot to Borrower and Danner and passing through to them (as rent for the new parking lot) all costs associated with the parking lot loan, including the following:

     (1) Borrower and Danner will be paying to DP Partners, as an initial rent payment, the sum of $100,000, which represents the approximate amount that DP Partners will be paying to PDC as a down payment to acquire the perpetual easement and obtain the parking lot loan;
     (2) Borrower and LaCrosse will be paying to DP Partners, as monthly rent, an amount equal to the total monthly payment of principal and interest required to be paid by DP Partners under the parking lot loan, which will be fully amortized over 20 years at an interest rate of between 1%-3% per annum; and
     (3) In the event of the expiration, termination, non-renewal or non-extension of the Parking Lot Lease prior to payment in full of the parking lot loan, then Borrower and Danner will pay to DP Partners, as accelerated rent, an amount equal to the total outstanding principal, and all accrued unpaid interest, due on the parking lot loan.
     Dividends paid, investments made, and leases signed in compliance with the foregoing shall not constitute Events of Default or an event which, with the passage of time, the giving of notice, or both, would constitute Events of Default. We are separately executing amendments to the Borrower and Danner Security Agreements to reflect new locations where Collateral is located. In all other respects, the Loan Documents remain in full force and effect without change.
     Terms that are used in this letter that are defined in the Credit Agreement have the same meaning in this letter that they are given in the Credit Agreement.
     The foregoing consent shall take effect when we receive an original or photocopy of a signature of an authorized officer of Borrower and Danner where indicated below.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ James R. Bednark
James R. Bednark
Senior Vice President

CONSENT
     The undersigned acknowledged and consent to the foregoing, and Danner, Inc. agrees that the foregoing shall not prejudice its obligations and the security interest granted under the Third Party Security Agreement granted by the undersigned in favor of Wells Fargo Bank, National Association, dated as of April 15, 2004, as amended, which are hereby reaffirmed in all respects.
     DATED as of January 26, 2010.

LACROSSE FOOTWEAR, INC.	DANNER, INC.

/s/ Joseph P. Schneider	/s/ Joseph P. Schneider

Joseph P. Schneider	Joseph P. Schneider
President/Chief Executive Officer	President/Chief Executive Officer

/s/ David Carlson	/s/ David Carslon

David Carlson	David Carlson
Executive Vice President, Chief	Executive Vice President, Chief
Financial Officer and Secretary	Financial Officer and Secretary